Exhibit 10.1


ASSET SALE AGREEMENT

between

Jane Butel Corp.

and

Jane Butel, an individual

Dated as of June 21, 2005

THIS ASSET SALE AGREEMENT is made as of this 21st day of June, 2005 (the "Effective Date") by and between
(1) Jane Butel Corporation ("JBTL"), a corporation organized under the laws of Florida, whose registered office is at 400 Gold Ave. SW, Suite 750, Albuquerque, NM 87102

         and

(2) Jane Butel ("Butel"), an individual resident of the state of New Mexico, at 138 Armijo Ct., Corrales, NM 87048.
BACKGROUND

A. WHEREAS, JBTL has rights in certain Assets including Intellectual Property, Inventory, Equipment, Agreements, Distribution Agreements and Liabilities relating to its Tex-Mex Division, Cooking School, logos and websites (each as hereinafter defined); and
B. WHEREAS, Butel desires to purchase and JBTL desires to sell to Butel all of JBTL's right, title and interest in certain Assets including Intellectual Property, Inventory, Equipment, Agreements, Distribution Rights and Liabilities relating to its Tex-Mex Division, subject to JBTL's rights on the terms and conditions stated in this Agreement.

C. WHEREAS, JBTL has agreed to change the name of the corporate entity within seventy-five (75) days.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements and representations herein contained and intending to be legally bound, JBTL and Butel agree as follows:

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions. Where used in this Agreement, in addition to capitalized terms defined on first use herein, the following words or phrases shall have the meanings set forth below:

1.1.1 "Affiliate" in relation to any Person means any Person that controls, is controlled by or is under common control with that Person. For the purposes of this definition, the term "control" means (i) beneficial and/or legal ownership of at least fifty percent (50%) or more of the outstanding voting securities of a company or other business organization with voting securities (or such percentage as required under any particular jurisdiction to confer controlling powers through ownership of voting securities broadly equivalent to the controlling powers attendant on ownership of at least fifty percent (50%) or more of outstanding voting securities in a United States corporation), (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities, or (iii) the ability, whether directly or indirectly, to direct the affairs, management or policies of any such Person.

1.1.2 "Agreement" means this Asset Sale Agreement, together with the Exhibits attached hereto, each of which is hereby incorporated by reference herein, and any instrument amending this Agreement.

1.1.3  Reserved

1.1.4 "Tex-Mex Division" means the division of JBTL which markets and distributes Tex-Mex Products including distribution with Pecos Valley Spice Co, video and televisions distribution agreements and cookbooks.

1.1.5 "Governmental Body" means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other similar jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental authority (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or other entity); (d) multi-national organization or body established under the auspices of an internationally recognized organization (such as WIPO, the WHO, The United Nations etc.); (e) individual, entity or body or (f) court or tribunal, in each case which has competent jurisdiction and which is legally entitled to exercise any executive, legislative, judicial, administrative, regulatory or taxing authority or power of any nature.

1.1.6 "Party" or "Parties" means JBTL or Butel or, as the context requires or admits, both JBTL and Butel.

1.1.7 "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization, or any other entity or any department or agency thereof.

1.1.8 "Third Party(ies)" means any Person other than a Party to this Agreement or an Affiliate of any Party to this Agreement.

1.2  Interpretation.

1.2.1 In this Agreement, where the context admits or requires, and unless otherwise specifically provided herein (a) words importing the singular number only shall include the plural and vice versa, (b) words importing a specific gender shall include the other gender, (c) references to Persons shall include their heirs, executors, administrators or assigns as the case may be, (d) references to "including" means "including but not limited to", and "herein", "hereof", and "hereunder" refer to this Agreement as a whole, and (e) any reference to a number of "days" hereunder shall refer to calendar days.

1.2.2 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof. References to statutory provisions shall (unless otherwise expressly provided) be construed as references to those provisions as in effect as at the date of this Agreement.

SECTION 2

PURCHASED ASSETS

2.1 Assets to be Sold and Purchased. Subject to all of the terms and conditions of this Agreement, at the Time of Closing, JBTL shall sell and assign to Butel, and Butel shall purchase from JBTL, all rights, titles and interests of JBTL in and to the assets listed below, and which are referred to hereinafter collectively as the "Purchased Assets":

2.1.1. Tex-Mex Inc. which includes the Cooking School, its assets, inventory, lease and pantry need to be released from Jane Butel Corp.

2.1.2.  Employment  and  Licensing  Agreements  for  Jane  Butel.

2.1.3. Hotter Than Hell distribution agreement.

2.1.4. All rights, titles or interest to the names, logos, copyrights, trademarks, goodwill or other intangible assets of Jane Butel, Tex-Mex, and Pecos Valley Spice, Co., and book titles.

2.1.5. Videos and television programs with Tex-Mex, Inc. and Pecos Valley Spice, Co. and Jane Butel.

2.1.6. The websites, www.janebutel.com and www.pecosvalley.com.

2.2 Assumption of Liabilities.

2.2.1 Butel shall be responsible for (and JBTL shall have no responsibility for) the liabilities listed below of JBTL, and which are referred to hereinafter collectively as the "Assumed Liabilities".

2.2.1.1  Payables to:
               Amy Butel for $2,500.00
               Charles Moore for $2,000.00
               Charlotte Pugh for $1,500.00

2.2.1.2   Consulting Agreements with:
               Gordon McMeen

     After the Time of Closing or the Time of Delivery, as applicable, related to the Purchased Assets or the use of the Purchased Assets including, without limitation, any Losses arising from or related to (a) events which occurred after the Time of Closing or (b) products made or sold by Butel, its Affiliates, sublicensees or assignees after the Time of Closing.

2.2.2 Except as expressly set forth in Section 2.2.1, the Assumed Liabilities shall exclude any and all liabilities to any Purchased Assets as outlined in Section 2.1.1 through 2.1.6, and those liabilities directly related to actions taken or omissions to act by JBTL or its Affiliates or any of their respective subcontractors whether prior to or after the Time of Closing or the Time of Delivery, as applicable, based upon JBTL's or JBTL's Affiliates production of Tex-Mex Products, unless any such action or omission to act by JBTL or its Affiliate was requested by Butel, or came about as a result of any breach of this Agreement by Butel or to the extent of Butel or its Affiliates' negligence or willful misconduct.

SECTION 3

PURCHASE CONSIDERATION

3.1 Purchase Consideration. As the total Purchase Consideration payable to JBTL hereunder for the Purchased Assets, Butel shall pay five hundred dollars ($500.00).

3.2 Transfer Taxes. Butel shall be responsible for and shall pay all sales taxes, documentary transfer taxes or other transfer taxes assessed it as purchaser of the Purchased Assets. Butel shall be responsible for and shall pay all sales taxes, documentary transfer taxes or other transfer taxes assessed it as buyer of the Purchased Assets. Butel shall also be responsible for and shall pay all federal, foreign, state or local taxes payable on any income or gain resulting from the purchase of the Purchased Assets to Butel, including any withholding taxes imposed in lieu of taxes on income or gain. Butel and JBTL shall cooperate, in the timely making and filing of all filings, tax returns, reports and forms as may be required with respect to the sales taxes, documentary taxes or other transfer taxes assessed to Butel as purchaser of the Purchased Assets. Butel and JBTL shall cooperate, in the timely making and filing of all filings, tax returns, reports and forms as may be required with respect to the sales taxes, documentary transfer taxes or other transfer taxes assessed JBTL as seller of the Purchased Assets or assessed JBTL with respect to any federal, foreign, state or local taxes payable on any income or gain resulting from the sale of the Purchased Assets to Butel, including any withholding taxes imposed in lieu of taxes on income or gain.


SECTION 4

CLOSING

4.1 Closing Date, Time and Place. The transfer of title to the Purchased Assets and the closing of the Transactions shall occur on the Effective Date ("Closing Date") at or before 4 p.m. and shall occur or be deemed to have occurred at the offices of JBTL located at 400 Gold Ave. SW, Suite 750, Albuquerque, NM 87102.

4.2  Closing  Arrangements.

4.2.1 JBTL's Delivery of Closing Documents. At the Closing, JBTL shall deliver or cause to be delivered to Butel two (2) originals duly executed by JBTL:

                                   (1)      this Agreement; and

                                   (2) an Irrevocable Bill of Sale substantially in the form of Exhibit A attached hereto and incorporated herein by reference.

4.2.2 Butel Payment of Purchase Consideration and Delivery of Closing Documents. At the Closing, Butel shall deliver or cause to be delivered to JBTL:

                                   (1) the check to JBTL evidencing the Purchase Consideration, as soon as reasonably practicable by Butel but in any event no later than two (2) days after Closing; and

                                   (2) originals or facsimiles (with originals to follow) of this Agreement duly executed by Butel.


SECTION 5

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Butel. Butel hereby represents and warrants to JBTL at the Time of Closing, and acknowledges that JBTL is relying on such representations and warranties in connection with the Transactions, that:

5.1.1 Butel is an individual with the power to execute, deliver and perform this Agreement.

5.1.2 Corporate Action. This Agreement, and any other agreements and instruments executed by Butel in connection with the Transactions are the valid and binding obligations of Butel, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies, and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws. The execution, delivery and performance of this Agreement and any other agreement and instruments executed by Butel in connection with the Transactions have been duly authorized by Butel by all necessary corporate action. Butel has the full legal right, power and authority to enter into and perform the Transactions, without need for Butel to obtain any consent, approval, authorization, license or order of, or give any notice to or make any filing with, any Governmental Body or other Person. This Agreement has been duly executed and delivered by Butel and, as of the Closing Date, each of the other agreements to be entered into in connection herewith and to which Butel is a Party have been duly and validly executed and delivered by Butel.

5.1.3 No Default. The execution, delivery and performance of this Agreement by Butel and the consummation by Butel of the Transactions hereby do not conflict with any provision of the corporate charter or By-Laws of Butel, and do not contravene, conflict with or result in a violation of any law, regulation, order, judgment or decree to which Butel or any of its properties is subject.

5.1.4 Due Diligence. Butel has utilized its own expertise to analyze and evaluate the value of the Purchased Assets based upon the information provided to Butel by JBTL and has solely relied on such analysis and evaluations, along with the representations and warranties of JBTL, in deciding to enter into this Agreement.

5.1.5 Litigation Matters. There is no pending proceeding against Butel or any of its Affiliates other than previously disclosed in SEC filings, and, to Butel's knowledge, no Person has threatened to commence any proceeding, at law or in equity or by or before any Governmental Body that challenges, or may have the effect of preventing, delaying or making illegal or otherwise interfering with, any of the Transactions, unless those previously disclosed in public filings.

5.2 Representations and Warranties of JBTL. JBTL hereby represents and warrants to Butel at the Time of Closing, and acknowledges that Butel is relying on such representations and warranties in connection with the Transactions, that:

5.2.1 Incorporation, Organization and Qualification of JBTL. JBTL is a corporation duly incorporated, validly existing and in good standing under the laws of Florida, and has the corporate power to own or lease its property and to carry on the business now being conducted by it and to execute, deliver and perform this Agreement.

5.2.2 Corporate Action. This Agreement, and any other agreements and instruments executed by JBTL in connection with the Transactions are the valid and binding obligations of JBTL, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies, and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws. The execution, delivery and performance of this Agreement and any other agreement and instruments executed by JBTL in connection with the Transactions have been duly authorized by JBTL by all necessary corporate action. JBTL has the full legal right, power and authority to enter into and perform the Transactions, without need for JBTL to obtain any consent, approval, authorization, license or order of, or give any notice to or make any filing with, any Governmental Body or other Person. This Agreement has been duly executed and delivered by JBTL and, as of the Closing Date, each of the other agreements to be entered into in connection herewith and to which JBTL is a Party have been duly and validly executed and delivered by JBTL.

5.2.3 Non-Contravention; Consents. The execution, delivery and performance of this Agreement by JBTL and the consummation by JBTL of the Transactions hereby do not (i) conflict with any provision of the corporate charter or by-laws of JBTL, (ii) do not contravene, conflict with or result in a violation of any law, regulation, order, judgment or decree to which JBTL or any of its properties is subject, (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any written, oral, implied or other agreement, contract, understanding or arrangement to which JBTL or any of the Purchased Assets is subject, or (iv) result in the imposition or creation of any encumbrance upon or with respect to any of the Purchased Assets.

5.2.4  Title to the Purchased Assets.

                                   (1) JBTL is the sole and exclusive owner of, and has the full right to sell, transfer, and assign all of the Purchased Assets to Butel, and has good and marketable title thereto and the Purchased Assets are free and clear of any and all liens, pledges, restrictions or encumbrances.

                                   (2) Following the Closing, Butel will be the sole and exclusive owner of, and have good and marketable title to, the Purchased Assets.

5.2.5 Litigation Matters. There is no pending proceeding against JBTL or any of its Affiliates, and, no Person has threatened to commence any proceeding, at law or in equity or by or before any Governmental Body that (i) relates to any of the Purchased Assets or (ii) challenges, or may have the effect of preventing, delaying or making illegal or otherwise interfering with, any of the Transactions. No event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as the basis for the commencement of any such proceeding other than disclosed in the SEC Filings.

5.2.6 Intellectual Property. JBTL owns and holds all right, title and interest in its Intellectual Property and has the exclusive right to use, sell, license, sublicense, or dispose of, and has the exclusive right to bring action for infringement, misappropriation, and other violations.

5.2.7 Certain Claims. During the period preceding the date of this Agreement, JBTL has not received any notice, demand, claim, action, suit, hearing, proceeding or notice of violation of a civil, criminal or administrative nature by or before any Governmental Body against or involving JBTL or its Affiliates concerning the Purchased Assets that has been commenced or threatened (including any investigations or inquiries).

5.2.8 Maintenance Fees. All maintenance and similar fees in respect of any Purchased Assets that are due and payable immediately prior to the Time of Closing have been paid in full or steps have been taken to arrange for such payments to be made on a timely basis.

SECTION 6

INDEMNIFICATION; HOLD HARMLESS COVENANT AND OTHER POST-CLOSING COVENANTS

6.1 JBTL's Indemnification. JBTL shall indemnify and hold harmless Butel and its Affiliates and each of its or their directors, officers, employees, advisors, shareholders, representatives, agents, successors and assigns (collectively, the "Butel Indemnified Parties") from and against any and all losses, damages, liabilities, judgments, objections, costs, and expenses, including but not limited to reasonable attorneys' fees (collectively, "Losses") sustained, suffered, or incurred by or imposed upon any Butel Indemnified Party as a result of any claim, action, suit or proceeding (collectively, "Claims") arising out of, based upon or related to:

6.1.1 liabilities of JBTL or its Affiliates to the extent related to the Purchased Assets other than the Assumed Liabilities;

6.1.2 any tax liability of JBTL or its Affiliates (other than taxes for which Butel is expressly responsible pursuant to this Agreement);

6.1.3 any breach of any representation, warranty, covenant, agreement or obligation made by JBTL pursuant to this Agreement, provided that, in each case, JBTL shall not be obligated to indemnify any Butel Indemnified Parties with respect to, and to the extent of, any Claims or Losses for which Butel is obligated to indemnify JBTL Indemnified Parties.

6.2 Butel's Indemnification. Butel shall indemnify and hold harmless JBTL and its Affiliates and each of its or their directors, officers, employees, advisors, shareholders, representatives, agents, successors and assigns (collectively, the "JBTL Indemnified Parties") from and against any and all Losses sustained, suffered, or incurred by or imposed upon any JBTL Indemnified Party as a result of any Claim arising out of, based upon or related to:

6.2.1  any  of  the  Assumed  Liabilities;

6.2.2 any breach of any representation, warranty, covenant, agreement or obligation made by Butel pursuant to this Agreement, and

6.2.3 any tax liability of Butel or its Affiliates (other than taxes for which JBTL is expressly responsible pursuant to this Agreement); provided that, in each case, Butel shall not be obligated to indemnify any JBTL Indemnified Parties with respect to, and to the extent of, any Claims or Losses for which JBTL is obligated to indemnify Butel Indemnified Parties pursuant to Section 6.1.

6.3 Procedure. If a claim or demand by a Third Party is made against an indemnified Party, and if such Party intends to seek indemnity with respect thereto under this Section, such indemnified Party shall promptly notify the indemnifying Party in writing of such claims or demands setting forth such claims in reasonable detail. The failure of the indemnified Party to give the indemnifying Party prompt notice as provided herein shall not relieve the indemnifying Party of any of its obligations under this Section except to the extent that the indemnifying Party is materially prejudiced by such failure (in which case the indemnified Party shall have been deemed to have forfeited its rights to indemnification hereunder). The indemnifying Party shall have 10 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the defense (or settlement) thereof, and the indemnified Party shall cooperate with it in connection therewith; provided, that the indemnified Party may contribute to the strategy and content in such defense (or settlement) through counsel chosen by such indemnified Party and the fees and expenses of such counsel shall be borne by such indemnified Party unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, (ii) there exists a conflict of interest between the interests of the indemnified Party and the indemnifying Party, or (iii) the indemnifying Party has after 10 days of receipt of the applicable notice failed to assume such defense and employ counsel, in each of which events the indemnified Party may retain counsel, and the indemnifying Party shall pay the reasonable fees and expenses of such counsel for the indemnified Party (but in no event shall the indemnifying Party be obligated to pay reasonable fees and expenses of more than one firm (in addition to local counsel), which firm shall serve as counsel for all indemnified Parties). So long as the indemnifying Party is reasonably contesting any such claim in good faith, the indemnified Party shall not pay or settle any such claim. If the indemnifying Party does not notify the indemnified Party within 10 days after the receipt of the indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense (or settlement) thereof, the indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnifying Party shall not, except with the consent of the indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all indemnified Parties (i.e., JBTL Indemnified Parties or Butel Indemnified Parties, as the case may be) an unconditional release from all liability with respect to such claim.

SECTION 7

MISCELLANEOUS

7.1  Further  Assurances  and  Actions.

7.1.1 In addition to any other obligations hereunder, each of the Parties hereto upon the request of the other Party hereto, whether before or after the Time of Closing and without further consideration, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, instruments, amendments, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the Transactions contemplated by this Agreement and to give full and binding effect to the rights expressly granted herein. JBTL and Butel each agree to execute and deliver such other documents, certificates, agreements, amendments, instruments and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the Transactions contemplated by this Agreement.

7.1.2 JBTL agrees that, upon reasonable request and without further compensation, but at no expense to JBTL, JBTL and its legal representatives, assigns and employees will do all lawful acts, including the execution of papers and the giving of testimony, that may be necessary or desirable for obtaining, sustaining, reissuing, or enforcing any ongoing operations when Butel was employed by JBTL.

7.2 Notices. Any notice, direction or other instrument required or permitted to be given to JBTL hereunder shall be in writing and sent via certified or registered mail, return receipt requested, overnight courier, or by delivering the same by telecommunication, with the original sent by one of the foregoing manners, addressed to JBTL as follows:

To:        Jane Butel Corporation
           400 Gold Ave. SW
           Suite 750
           Albuquerque, NM 87102

Copy to:   Trombly Business Law
           1163 Walnut St., Ste. 7
           Newton, MA 02461
           Attn:  Amy M. Trombly, Esq.
           Fax:  (617) 243 - 0066
           Efax: (309) 406 - 1426


     Any notice, direction or other instrument required or permitted to be given to Butel hereunder shall be in writing and sent via registered or certified mail, return receipt requested, or overnight courier, or by delivering the same by fax with the original sent by one of the foregoing manners, addressed as follows:


  To:    Butel, Inc.
         138 Armijo Ct.
         Corrales, NM 87048


     Any such notice, direction or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered and if transmitted by fax shall be deemed to have been given at the opening of business in the office of the addressee on the business day next following the transmission thereof, provided that proof of successful transmission is provided to the intended recipient on request by the intended recipient. Any Party hereto may change its address for service from time to time by notice given to the other Parties hereto in accordance with the foregoing.


7.3 Relationship of the Parties. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between the Parties. No Party to this Agreement nor its agents have any authority of any kind to bind the other
     Party  in  any  respect  whatsoever.

7.4 Applicable Law. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties hereto shall be governed by, the laws of the State of Delaware, without reference to conflicts of law principles.

7.5 Entire Agreement. This Agreement, including the Exhibits hereto, constitute the entire agreement between the Parties hereto with respect to the Transactions and, except as stated herein and in the instruments and documents to be executed and delivered pursuant hereto, contain all of the agreements between the Parties hereto, and there are no verbal or written agreements or understandings between the Parties hereto and relating the subject matter hereof not reflected in this Agreement, all of which agreement or understandings are hereby superseded. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties hereto.

7.6 Counterparts. This Agreement may be executed in two or more counterparts, which may be executed via facsimile, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

7.7 Binding Agreement; Parties in Interest. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of and shall be binding upon the Parties hereto and their respective heirs, executors, successors, administrators, and permitted assigns.

7.8 Waiver; Remedies Cumulative. No failure or delay on the part of a Party hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto on any one occasion shall operate as a waiver of such right, power or privilege in the future; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights and remedies granted herein shall be cumulative and in addition to other rights and remedies to which the Parties may be entitled at law or in equity.

7.9  Severability.

7.9.1 In the event any portion of this Agreement is or is held by any court or tribunal of competent jurisdiction to be illegal, void or ineffective, the remaining provisions hereof shall remain in full force and effect.

7.9.2 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to the minimum extent necessary to procure conformity with such statute or rule of law.


     IN WITNESS WHEREOF, and intending to be legally bound hereby, this Asset Sale Agreement has been duly executed by the authorized representatives of the Parties hereto as of the date first above written.



JBTL

By:/s/ Douglas D'Agata
----------------------------
Douglas D'Agata, President, CEO and Director



Butel, an individual

/s/ Jane Butel
----------------------------
Jane Butel
An individual

Exhibit A


IRREVOCABLE BILL OF SALE

     This is an Irrevocable Bill of Sale from Jane Butel Corporation ("JBTL")a corporation organized under the laws of Florida, whose registered office is at 400 Gold Ave. SW, Suite 750, Albuquerque, NM 87102, to Jane Butel ("Butel"), a New Mexican resident with its principal offices at 138 Armijo Ct., Corrales, NM 87048 pursuant to a certain Asset Sale Agreement dated as of June 21, 2005 by and among JBTL and Butel (the "Agreement").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JBTL hereby sells, assigns, transfers, conveys, delivers and contributes to Butel, its successors and assigns, to have and to hold forever, all of its right, title and interest in and to the Purchased Assets and Assumed Liabilities (as defined in the Agreement), subject to the applicable provisions of the Agreement.

     From and after the Closing Date (as defined in the Agreement) upon request of Butel, JBTL shall, at Butel's expense, duly execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey to and vest the Purchased Assets in Butel or its permitted assignees and as may be appropriate to protect Butel's rights, title and interest in and enjoyment of all the Purchased Assets and as may be appropriate otherwise to carry out the transactions contemplated by the Agreement and this Irrevocable Bill of Sale.

     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has duly executed and delivered this Irrevocable Bill of Sale as of this June 21, 2005.





JBTL

By: /s/ Douglas D'Agata
----------------------------
Douglas D'Agata, President, CEO and Director



Butel, an individual

By: /s/ Jane Butel
----------------------------
Jane Butel
An individual